Exhibit (e)(3)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

      AMENDMENT made as of June 14, 2006 to the Distribution Services Agreement (the "Agreement") made as of September 2, 2003, as amended November 11, 2003 and March 1, 2005 between THE ALLIANCEBERNSTEIN PORTFOLIOS (formerly The Alliance Portfolios), a Massachusetts business trust (the "Trust"), on behalf of each of its portfolio series (including, without limitation, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Wealth Preservation Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Wealth Preservation Strategy, and AllianceBernstein Growth Fund) (each, a "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

      WHEREAS, the Trust and the Underwriter are parties to the Agreement;

      WHEREAS, the Trust and the Underwriter wish to amend the Agreement in the manner set forth herein;

      NOW, THEREFORE, the parties agree to amend the Agreement as follows:

      1. Section 12(a) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         SECTION 12. Term of Agreement.

            (a) This Agreement shall become effective on the date hereof and shall continue in effect until two years from the date of its execution, and continue in effect thereafter with respect to each class and Fund; provided, however, that such continuance is specifically approved at least annually by the Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class or Fund, and, in either case, by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as Trustees of the Trust) and who have no direct or indirect financial interest in the operation of the Distribution Plans referred to in Section 5 or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to any class or Fund, the Underwriter may continue to render to such class or Fund the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Trust with respect to any class or Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Fund, or by a vote of a majority of the Trustees of the Trust who are not interested persons, as defined in the Investment Company Act, of the Trust (other than as Trustees of the Trust) and have no direct or indirect financial interest in the operation of the Distribution Plans referred to in Section 5 or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter, or (ii) by the Underwriter with respect to any class or Fund on sixty days' written notice to the Trust.

      2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

      IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

                                      THE ALLIANCEBERNSTEIN PORTFOLIOS


                                      By:    /s/ Emilie D. Wrapp
                                             -------------------------------
                                             Name:  Emilie D. Wrapp
                                             Title: Secretary


                                      ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                      By:    /s/ Andrew L. Gangolf
                                             -------------------------------
                                             Name:  Andrew L. Gangolf
                                             Title: Senior Vice President and
                                                    Assistant General Counsel


Accepted as of the date written above.

ALLIANCEBERNSTEIN L.P.

By:  /s/ Adam Spilka
     ---------------------
     Name: Adam Spilka
     Title: Secretary